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EXHIBIT 11-STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                   Three Months                Nine Months
                                                      Ended                       Ended
                                                    January 31                  January 31
                                               1997          1996          1997          1996
                                           ------------------------    -------------------------
Primary:
Average shares outstanding                  7,477,119     5,974,613     7,477,119     5,890,647
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using average market
  price                                        28,955          --          37,751        31,143
                                           ----------    ----------    ----------    ----------

Totals                                      7,506,074     5,974,613     7,514,870     5,921,790
                                           ==========    ==========    ==========    ==========

Net income                                 $1,164,842    $  668,103    $3,777,330    $1,060,551
                                           ==========    ==========    ==========    ==========

Net income per share                       $     0.16    $     0.11    $     0.50    $     0.18
                                           ==========    ==========    ==========    ==========

Fully diluted:
Average shares outstanding                  7,477,119     5,974,613     7,477,119     5,890,647
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using the quarter end
  market price, if higher than
  average market price                         28,955          --          37,751        31,143
                                           ----------    ----------    ----------    ----------

Totals                                      7,506,074     5,974,613     7,514,870     5,921,790
                                           ==========    ==========    ==========    ==========

Net income                                 $1,164,842    $  668,103    $3,777,330    $1,060,551
                                           ==========    ==========    ==========    ==========

Net income per share                       $     0.16    $     0.11    $     0.50    $     0.18
                                           ==========    ==========    ==========    ==========
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